Exhibit 99.1
Tri-State Announces Cash Tender Offers for up to $100,000,000 Aggregate Principal Amount of Certain Outstanding Debt Securities
(July 13, 2022– Westminster, Colo.) – Today, not-for-profit cooperative wholesale power supplier Tri-State Generation and Transmission Association, Inc. (the “Company”) announced that it has commenced tender offers to purchase for cash up to $100,000,000 aggregate principal amount of the debt securities issued by the Company listed in the table below in the acceptance priority levels listed below (collectively, the "Securities" and each a "series"). The Company expects to pay for the Securities purchased in the tender offers with available cash and commercial paper.

Title of Security	CUSIP No. / ISIN No.	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Acceptance Priority Level (1)	Fixed Spread	Early Tender Payment (2)(3)
First Mortgage Bonds, Series 2014E-1, 3.70% due 2024	89566E AG 3	$228,002,000	3.00% UST due 06/30/24	FIT1	1	+50 bps	$30
First Mortgage Bonds, Series 2014E-2, 4.70% due 2044	89566E AH 1	$250,000,000	3.25% UST due 05/15/42	FIT1	2	+190 bps	$30
First Mortgage Bonds, Series 2016A, 4.25% due 2046	89566E AK 4	$230,020,000	2.25% UST due 02/15/52	FIT1	3	+190 bps	$30
(1)    The offers with respect to the Securities are subject to the Aggregate Tender Cap (as defined below) of $100,000,000.
(2)    Per $1,000 principal amount.
(3)    The Total Consideration (as defined below) for Securities validly tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase will be calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment (as defined below).

The tender offers consist of offers to purchase for cash, on the terms and conditions set forth in the offer to purchase, dated July 13, 2022 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), up to $100,000,000 aggregate principal amount (the "Aggregate Tender Cap") of the Company's First Mortgage Bonds, Series 2014E-1, 3.70% due 2024, the First Mortgage Bonds, Series 2014E-2, 4.70% due 2044 and the First Mortgage Bonds, Series 2016A, 4.25% due 2046. The Securities accepted for payment on the Early Tender Deadline or the Expiration Time (as defined below), as applicable, will be accepted based on the Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level), set forth in the table above. The Company will only accept for purchase Securities in an aggregate principal amount up to the Aggregate Tender Cap. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate the Aggregate Tender Cap at any time, subject to applicable law. All Securities validly tendered at or prior to the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered at or prior to the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offers, and all Securities validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offers. However, Securities validly tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered after the Early Tender Deadline, even if such Securities validly tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered at or prior to the Early Tender Deadline. Subject to applicable law, the Company may increase, decrease or eliminate the Aggregate Tender Cap without extending the applicable

Withdrawal Deadline for any Tender Offer. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.
The tender offers for the Securities will expire at 11:59 p.m., New York City time, on August 9, 2022, or, in each case, any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the applicable "Expiration Time"), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on July 26, 2022 (such date and time, as it may be extended with respect to a tender offer, the applicable "Early Tender Deadline"), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading "Early Tender Payment" (the "Early Tender Payment"). If a holder validly tenders Securities after the applicable Early Tender Deadline but at or prior to the applicable Expiration Time, the holder will only be eligible to receive the applicable Late Tender Offer Consideration (as defined below) plus Accrued Interest.
The applicable consideration (the "Total Consideration") offered per $1,000 principal amount of each series of Securities validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the applicable tender offer will be determined in accordance with the formula set forth in the Offer to Purchase by reference to the applicable fixed spread for such series specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on July 27, 2022. The "Late Tender Offer Consideration" is equal to the Total Consideration minus the Early Tender Payment.
Each tender offer will expire on the applicable Expiration Time. Except as set forth below, payment for the Securities that are validly tendered at or prior to the Expiration Time will be made on a date promptly following the Expiration Time, which is currently anticipated to be August 11, 2022, the second business day after the Expiration Time. The Company reserves the right, in its sole discretion, to make payment for Securities that are validly tendered at or prior to the Early Tender Deadline on an earlier settlement date, which, if applicable, is currently anticipated to be July 28, 2022, the second business day after the Early Tender Deadline.
Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date ("Accrued Interest").
Tendered Securities may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on July 26, 2022, unless extended or otherwise required by applicable law (such date and time, as it may be extended with respect to a tender offer, the applicable "Withdrawal Deadline"). Subject to applicable law, the Company may extend the applicable Early Tender Deadline for one or more tender offers without extending the applicable Withdrawal Deadline for any tender offer.
The tender offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase. The tender offers are not subject to minimum tender conditions.
Information Relating to the Tender Offers
The Offer to Purchase is being distributed to holders beginning today. J.P. Morgan and US Bancorp are the dealer managers for the tender offers. Investors with questions regarding the tender offers may contact J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3554 (collect) and US Bancorp at (800) 479-3441 (toll-free) or (646) 651-4233 (collect). D.F. King & Co., Inc. is the tender and information agent for the tender offers and can be contacted at (866) 828-6934 (bankers and brokers can call collect at (212) 269-5550) or by email at tristate@dfking.com.
None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.
This news release does not constitute an oﬀer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities that may be issued pursuant to the transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Notes of any series. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (866) 828-6934 (bankers and brokers can call collect at (212) 269-5550) or by email at tristate@dfking.com.
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About Tri-State
Tri-State is a wholesale power supply cooperative, operating on a not-for-profit basis, with 45 members, including 42 utility electric distribution cooperative and public power district members in four states that together deliver reliable, affordable and responsible power to more than a million electricity consumers across nearly 200,000 square miles of the West.
Contact:
Lee Boughey, 303-254-3555, lboughey@tristategt.org
Certain information contained in this press statement are forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission. Tri-State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them. However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved. There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.